EXHIBIT 23.1

DANZIGER & HOCHMAN CHARTERED ACCOUNTANTS
202 Bentworth Avenue
Toronto, Ontario
M6A 1P8

Tel 416-730-8050
Fax 416-730-8382
www.danzigerhochman.ca
info@danzigerhochman.ca

February 21, 2006

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada
L5L 1X2

Dear Sirs:

This letter is to constitute our consent to include the Independent Auditors’ Report dated April 26, 2005 except for Note 15, as to which the date is December 15, 2005 of Astris Energi Inc. as of December 31, 2004 and 2003 in the Annual Report filed on Form 20-F/A contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

DANZIGER & HOCHMAN

/s/ David Danziger

David Danziger

Lugowy Associates
Chartered Accountants
Effort Square, Suite 306, 105 Main St. East	Tel (905) 322-4977 Fax (905) 528-5333
Hamilton, Ontario, Canada L8N 1G6	E-mail: DALCACPA@aol.com

February 21, 2006

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada
L5L 1X2

Dear Sirs:

This letter is to constitute our consent to include the Independent Auditors’ Report dated May 25, 2005, as of December 31, 2002 and 2001 in the Annual Report filed on Form 20-F/A contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

Lugowy Associates

/s/ Dennis A. Lugowy

Dennis A. Lugowy, B.A., C.A., C.P.A